                                                                       EXHIBIT C

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 9, 1998, by and among Brown's Dock, L.L.C., a Delaware limited liability company ("Brown's Dock"), James C. Comis, III ("Comis"), W. McComb Dunwoody ("Dunwoody"), the Mc Ka Co Trust, ("Mc Ka Co") William McComb Dunwoody Trust ("WMD Trust"), Katharine K. Dunwoody, Courtney V. Dunwoody and W. McComb Dunwoody, Jr. (each a "Seller" and collectively the "Sellers"), and Inverness/Phoenix Partners LP, a Delaware limited partnership (the "Fund") and Executive Capital Partners LP, a Delaware limited partnership (the "Executive Fund") (each a "Buyer" and collectively the "Buyers"). The Sellers and the Buyers are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

          This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, the Buyers will purchase from the Sellers, and the Sellers will sell to the Buyers, an aggregate of 426,600 shares of $3.375 Preferred Stock (the "Preferred Stock") of Penncorp Financial Group, Inc., a Delaware corporation, owned beneficially and of record by the Sellers. The purchase of Preferred Stock by the Buyers pursuant to this Agreement shall be allocated 96.79635% to the Fund and 3.20365% the Executive Fund (the "Investment Allocation").

          The Parties, intending to be legally bound, hereby agree as follow:

          1.   Purchase and Sale;
               ------------------

          (a) Each Seller hereby sells and transfers to the Buyers, and the Buyers hereby purchase from such Seller, free and clear of all liens, claims and encumbrances, all of such Seller's right, title and interest to the number of shares of Preferred Stock set forth opposite such Seller's name on the Schedule of Sellers attached hereto for a purchase price equal to $12.87 per share, and an aggregate purchase price of $5,490,342 (the "Purchase Price"). The Purchase Price shall be divided among Sellers in proportion to their respective ownership of the Preferred Stock outstanding as of the date hereof as set forth on the Schedule of Sellers.

          2.   Miscellaneous.
               -------------

          (a) This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Delaware.

          (b) No amendment or waiver of this Agreement shall be effective without the prior written consent of each Seller and each Buyer; provided that no amendment or waiver of this Agreement which has a material adverse effect on any other person or entity that is a Party shall be effective against such Party without such Party's consent.

          (c) This Agreement may be executed in one or more counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (d) This Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the parties with regard to the transaction described herein and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.


                                   * * * * *

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                       BROWN'S DOCK, L.L.C.


                                           By:
                                               ---------------------------------
                                           Print Name: James C. Comis III
                                           Its:  Managing Director


                                       -----------------------------------------
                                       W. McComb Dunwoody


                                       -----------------------------------------
                                       James C. Comis III

                                       MAKACO TRUST

                                          /s/ Susan Dunwoody
                                       -----------------------------------------
                                       Its: Trustee

                                       WILLIAM MCCOMB DUNWOODY TRUST

                                          /s/ Susan Dunwoody
                                       -----------------------------------------
                                       Its: Trustee

                                           /s/ Katharine K. Dunwoody
                                        ----------------------------------------
                                        Katharine K. Dunwoody

                                           /s/ Susan Dunwoody
                                        ----------------------------------------
                                        Countney V. Dunwoody

                                            /s/ Susan Dunwoody
                                        ----------------------------------------
                                        W. McComb Dunwoody, Jr.


                                       INVERNESS/PHOENIX PARTNERS LP

                                           By:  Inverness/Phoenix Capital LLC,
                                           Its: General Partner

                                           By:  Inverness Management Fund I LLC
                                           Its: Managing Member

                                           By:  WMD LLC
                                           Its: General Partner

                                           By:
                                               ------------------------
                                           Print Name: W. McComb Dunwoody
                                           Its: Managing Member

                                       EXECUTIVE CAPITAL PARTNERS I LP

                                           By:  Inverness/Phoenix Capital LLC,
                                           Its: General Partner

                                           By:  Inverness Management Fund I LLC
                                           Its: Managing Member

                                           By:  WMD LLC
                                           Its: General Partner

                                           By: /s/ W. McComb Dunwoody
                                               ------------------------
                                           Print Name: W. McComb Dunwoody
                                           Its: Managing Member

                              SCHEDULE OF SELLERS:
                              -------------------



       Seller           Number of Preferred Shares   Purchase Price
       ------           --------------------------   --------------
Brown's Dock L.L.C.              345,500               $4,445,298

James C. Comis, III               10,000                $128,700

W. McComb Dunwoody                53,800                 $69,240

MaKaCo Trust                      10,000                 $128,700

William McComb Dunwoody
 Trust                             5,000                  $63,500

Katharine K. Dunwoody                500                   $6,350

Courtney V. Dunwoody                 350                   $4,494.50

W. McComb Dunwoody, Jr.              350                   $4,494.50


                        _________________________     _____________

                                 426,600                $5,490,342